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
MetLife
1095 Avenue of the Americas
19/th/ Floor                                                   [LOGO OF MetLife]
New York, NY 10036
212 578-2211
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NANCY H. BADEER
VP & Associate General Counsel
Law Department
Tel 212 578-6810 Fax 212 251-1566

April 12, 2016

Board of Directors
MetLife Insurance Company USA
1209 Orange Street
Wilmington, DE 19801

Re:Opinion of Counsel - MetLife of CT Separate Account Eleven for Variable
   Annuities Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 under the Securities Act of 1933 and Amendment No. 192 under the Investment Company Act of 1940
   (File Nos. 333-208464/811-21262)

Ladies and Gentlemen:

I am an Associate General Counsel to the MetLife Group and provide legal counsel to MetLife Insurance Company USA ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Registration Statements for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account MetLife of CT Separate Account Eleven for Variable Annuities ("Separate Account").

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Delaware.

2. MetLife of CT Separate Account Eleven for Variable Annuities is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Delaware and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to
Section 8(a) of the Act.

3. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement

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
Board of Directors
MetLife Insurance Company USA                                             Page 2
April 12, 2016
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and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

4. Assets of the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer
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Nancy H. Badeer
VP & Associate General Counsel